UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2026

enGene Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	001-41854	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4868 Rue Levy, Suite 220
Saint-Laurent, Quebec, Canada		H4R 2P1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (514) 332-4888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	ENGN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Common Share, at an exercise price of $11.50 per Common Share	ENGNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

On June 15, 2026, enGene Therapeutics Inc. (the “Company”) announced its financial results for the three months ended April 30, 2026.  A copy of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 2.02 to this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

 Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 15, 2026, the Company announced the implementation of a plan to reduce its workforce by approximately 50% to streamline operations and preserve cash. The Company’s board of directors (the “Board”) approved this strategic restructuring, effective June 14, 2026, in order to preserve shareholder capital as the Company awaits  additional durability data and meetings with the Food and Drug Administration (“FDA”) in connection with the Company’s LEGEND pivotal cohort.  The Company has retained personnel and resources required to meet its key strategic goals and milestones, including completion of the LEGEND Cohort 1; enrolling the detalimogene plus surfactant cohort; meeting with the FDA and planning for Biologics License Application (“BLA”) initiation in the second half of 2026; and completing necessary pre-commercial activities required to support the commercial launch of detalimogene in 2027, if approved.  The Company currently estimates it will incur restructuring costs of approximately $5.7 to $6.4 million, consisting primarily of employee severance, benefits, and other related costs, as well as approximately $4.7 million to $5.0 million in non-cash stock-based compensation expense primarily associated with accelerated vesting of stock options.

Further, in connection with the strategic restructuring, on June 14, 2026, the Company’s board of directors approved performance-based cash retention bonus awards for certain executive employees and the non-executive employees of the Company. Subject to remaining actively employed and in good standing with the Company, aggregate cash retention bonus awards of approximately $1.7 million will be paid upon the achievement of two milestones: (i) the completion of the pre-BLA meeting with the FDA relating to detalimogene on or prior to December 31, 2026 and (ii) confirmation from the FDA that the Company’s filing of the BLA with the FDA with respect to detalimogene has been completed and accepted by the FDA, provided that such confirmation is received by the Company from the FDA no later than September 30, 2027.

The estimated charges that the Company expects to incur as a result of the restructuring are subject to several assumptions, and actual results may differ materially from these estimates. The Company may incur additional costs due to events associated with or resulting from the strategic restructuring and workforce reduction. The Company expects to record the majority of these expenses in the second half of 2026.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Medical Officer

On June 13, 2026, Dr. Hussein Sweiti notified the Company of his resignation from his position as Chief Medical Officer and Head of Research and Development of the Company, with his resignation to be effective as of June 14, 2026. The Company expects to enter into an agreement with Dr. Sweiti providing for a general release and waiver of claims against the Company, after which Dr. Sweiti will be entitled to receive the severance benefits under his Amended and Restated Employment Agreement with enGene USA, Inc., effective May 6, 2026, as described in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 7, 2026.

Strategic Restructuring

The information set forth in Item 2.05 of this Current Report on Form 8-K is incorporated herein by reference as if set forth herein.

Separation of Chief Financial Officer

In connection with the strategic restructuring, on June 15, 2026, the Company announced that its Chief Financial Officer, Ryan Daws, will depart the Company effective July 15, 2026 (the “Daws Separation Date”). The Company, through its subsidiary, enGene USA, Inc. (“enGene USA”), expects to enter into a separation and general release agreement with Mr. Daws (the “Daws Separation

Agreement”), that will supplement the Amended and Restated Employment Agreement, dated June 10, 2025, between Mr. Daws and enGene USA.

If the parties enter into the Daws Separation Agreement, in exchange for his execution and non-revocation of a customary release, Mr. Daws will be entitled to (i) continuation of his base salary for a period of twelve months, in a total amount of $517,880, to be paid over the length of such term; (ii) subject to Mr. Daws’ continued copayment of health insurance premium amounts, a monthly payment equal to the employer payment toward twelve months of continued health insurance benefits, (iii) payment of a prorated portion of his 2026 target annual bonus and (iv) acceleration and vesting of any then unvested time-based equity awards that would have vested in the twelve-month period following the Separation Date.

If the parties enter into the Daws Separation Agreement, the Company intends to file a copy of such agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2026.

Appointment of Principal Financial Officer and Principal Accounting Officer

On June 14, 2026, the Board appointed Kathleen Richton as Senior Vice President, Finance of the Company, with her appointment to become effective on or about July 16, 2026. Upon her appointment, Ms. Richton will succeed Mr. Daws as principal financial officer and principal accounting officer of the Company.

Ms. Richton, 48, has served as Vice President, Controller of the Company since March 2026. Ms. Richton also served as Executive Director of Finance of the Company from January 2025 to March 2026. Prior to joining the Company, Ms. Richton served as Vice President, Controller at Sumitomo Pharma America from September 2020 to July 2023. Earlier in her career, Ms. Richton spent over 15 years at Sunovion Pharmaceuticals, where she held positions of increasing responsibility within the finance organization, most recently serving as Executive Director, Corporate Financial Planning & Strategic Analysis from 2017 to 2020. Ms. Richton holds a B.Sc. in Accountancy and a M.S. in Accounting Information Systems from Bentley University and is a Certified Public Accountant in Massachusetts.

The Company, through its subsidiary enGene USA, expects to enter into an employment agreement with Ms. Richton, to be effective on or about July 15, 2026 (the “Richton Employment Agreement”). If the parties enter into the Richton Employment Agreement, it is anticipated such agreement will have no fixed term and be terminable at will, and will entitle Ms. Richton to an annual base salary of $370,000, to an annual 35% bonus opportunity, and to participate in employee benefit plans. In addition, (a) upon the termination of Ms. Richton’s employment by enGene USA without Cause (as defined in the Richton Employment Agreement) or by Ms. Richton for Good Reason (as defined in the Richton Employment Agreement), Ms. Richton will be entitled to receive post-termination severance benefits from enGene USA consisting of (i) twelve months’ base salary, (ii) twelve months of continued health insurance benefits, (iii) a prorated portion of her annual bonus, if such termination occurs six months or more into the applicable performance period for such annual bonus, and (iv) acceleration and vesting of any then unvested time-based equity awards that would have vested in the twelve-month period following such termination; and (b) upon the termination of Ms. Richton by enGene USA without Cause or by Ms. Richton for Good Reason during a change in control period, which includes the ninety days prior to and twelve months following a change in control, the Company expects that Ms. Richton will be entitled to receive post-termination severance benefits from enGene USA consisting of (i) twelve months’ base salary, (ii) an amount equal to her annual bonus opportunity at the target level, (iii) twelve months of post-termination health insurance benefits; and (iv) acceleration and vesting of all then unvested time-based equity awards. In addition, the Company expects that the Richton Employment Agreement will provide for standard restrictive covenant obligations for Ms. Richton, including a noncompete and nonsolicit obligation which will run while employed and for twelve months thereafter.

If the parties enter into the Richton Employment Agreement, the Company intends to file a copy of such agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2026.

Item 7.01 Regulation FD Disclosure.

On June 15, 2026, the Company issued a press release announcing its financial results for the second quarter ended April 30, 2026, and provided clinical and corporate updates related to the strategic restructuring. The full text of the press release is set forth in Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Information.

Appointment of Interim Chief Medical Officer

On June 14, 2026, the Board appointed Dr. William Grossman, a current member of the Board and chair of the Board’s Research and Development Committee, to the position of Interim Chief Medical Officer of the Company, effective June 15, 2026. The Company, through its subsidiary enGene USA, expects to enter into a part-time employment agreement with Dr. Grossman that will provide for his employment by the Company for up to 15 hours per week. If the parties enter into the Grossman Employment Agreement, the Company intends to file a copy of such agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2026. Dr. Grossman will continue to serve as a member of the Board following his appointment as Interim Chief Medical Officer. In connection with Dr. Grossman’s appointment, the Board has determined to dissolve the Research & Development Committee of the Board.

As a result of his appointment, Dr. Grossman will no longer be deemed an “independent director” under the applicable rules and regulations of the U.S. Securities and Exchange Commission and the Nasdaq Stock Market listing rules, and will temporarily cease receiving compensation as a director during his tenure as the Interim Chief Medical Officer of the Company.

For more information regarding Dr. Grossman, including his biography, please refer to the Company’s Annual Report on Form 10-K filed with the SEC on December 22, 2025, as amended by Amendment No. 1 of the Company’s Annual Report on Form 10-K/A filed with the SEC on February 19, 2026.

Strategic Restructuring

The information set forth in Item 2.05 of this Current Report on Form 8-K is incorporated herein by reference as if set forth herein.

Separation of Certain Executive Officers

In connection with the strategic restructuring, on June 15, 2026, the Company announced that Lee Giguere, Chief Legal Officer and Secretary and Alex Nichols, Chief Strategy and Operations Officer will each depart the Company effective July 15, 2026. In addition, Anthony Cheung, Chief Scientific Officer will conclude his employment with the Company effective September 30, 2026, but is expected to continue with the Company as a consultant.

The Company, through its subsidiary enGene USA, expects to enter into a separation and general release agreement with each of Mr. Giguere (the “Giguere Separation Agreement”) and Dr. Nichols (the “Nichols Separation Agreement”). In addition, the Company, through its subsidiary enGene, Inc., expects to enter into a transition services agreement and general release with Dr. Cheung, which is expected to include a one-year consulting arrangement commencing October 1, 2026 (the “Cheung Transition Agreement”).

If the respective parties enter into the Giguere Separation Agreement, the Nichols Separation Agreement or the Cheung Transition Agreement, as the case may be, the Company intends to file a copy of each such agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2026.

Cash Retention Agreements

As discussed above in Item 2.05, in connection with the strategic restructuring, the Company, through its subsidiary enGene USA, expects to enter into performance-based cash retention bonus agreements with each of (i) Matthew Boyd, Chief Regulatory Officer, (ii) Jill Buck, Chief Development Officer, (iii) Joan Connolly, Chief Technology Officer and (iv) Amy Pott, Chief Global Commercialization Officer (collectively, the “Executive Cash Retention Agreements”). Additionally, the Company, through its subsidiaries enGene USA and enGene Inc. expects to enter into performance-based cash retention bonus agreements with certain non-executive employees (collectively, the “Employee Cash Retention Agreements”, and together with the Executive Cash Retention Agreements, the “Cash Retention Agreements”).

Additional information regarding the applicable performance conditions and aggregate amount of estimated Cash Retention Agreements is set forth in Item 2.05 hereto.

The foregoing descriptions of the Executive Cash Retention Agreements and the Employee Cash Retention Agreements are qualified in their entirety by the complete text of the respective agreements, forms of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended July 31, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits
99.1	Press Release dated June 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGENE THERAPEUTICS INC.

Date:	June 15, 2026	By:	/s/ Ronald H. W. Cooper
Name: Ronald H. W. Cooper Title: Chief Executive Officer